Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
CAPITAL BANCORP, INC.
(effective May 22, 2023)

The Bylaws of Capital Bancorp, Inc., a Maryland corporation (hereinafter called the “Corporation”) are hereby amended and restated in their entirety as follows:

ARTICLE I

OFFICES

SECTION 1. Principal Office and Registered Agent. The principal office of the Corporation shall be located in the State of Maryland at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent may have a business office identical with such principal office.

SECTION 2. Other Offices. The Corporation may have other offices within or outside the State of Maryland at such place or places as the Board of Directors may from time to time determine.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the principal office of the Corporation or at such other place within or without the State of Maryland as the Board of Directors may determine and as designated in the notice of such meeting.

SECTION 2. Annual Meeting. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the Board of Directors may determine.

SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the majority of the Board of Directors in accordance with the provisions of the Corporation’s Articles of Incorporation, or a special meeting may be called by the Secretary of the Corporation upon the written request of the holders of not less than a majority of all votes entitled to be cast at the meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at the meeting and shall be delivered at the principal office of the Corporation addressed to the Chairman of the Board of Directors, Vice-Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary. The Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, the Secretary shall then notify each stockholder entitled to notice of the meeting.

SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the rules and procedures established by the Board of Directors. The Board of Directors shall designate, when present, either the Chairman of the Board of Directors, Vice-Chairman of the Board of Directors, or the Chief Executive Officer to preside at such meetings.

SECTION 5. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given either personally or by mail by or at the direction of the Board of Directors, not less than ten (10) days nor more than ninety (90) days before the date of the meeting to each stockholder of record entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his, her or its address as it appears on the stock transfer books of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. If a stockholder is present at a meeting, or in writing waives notice thereof before or after the meeting and such waiver is filed with the records of the meeting of stockholders, notice of the meeting to such stockholder shall be unnecessary. When any stockholders’ meeting, either annual or special, is adjourned for more than thirty (30) days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for thirty (30) or fewer days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

SECTION 6. Fixing of Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 7. Quorum. Unless otherwise provided in the Corporation’s Articles of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall initially be present or represented, the stockholders initially present or represented may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum.

SECTION 8. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed or transmitted in any manner permitted by the Maryland General Corporation Law (“MGCL”), including but not limited to internet or telephonic voting through a proxy solicitation firm or proxy support service organization authorized or engaged by the Company. All proxies, or evidence or reports thereof, shall be filed with the Secretary of the meeting before being voted. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

SECTION 9. Voting.

a.With respect to any matter other than the election of directors, the votes of a majority of all votes cast at any properly called meeting or adjourned meeting of stockholders at which a quorum, as defined in Section 7 above, is present, shall be sufficient to approve any matter which properly comes before the meeting, unless the proposition or question is one upon which by express provisions of law or of the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and establish the number of votes required to determine such proposition or question.

a.(i) directors shall be elected by a majority of the votes cast at any meeting for the election of directors at which a quorum is present and for which the number of director nominees is less than or equal to the number of directors to be elected (an “Uncontested Election”) and (ii) directors shall be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present and for which the number of director nominees exceeds the number of open board seats (i.e., a contested election, and for which purpose unvoted shares and abstentions shall not be counted). For purposes of the foregoing sentence and clause (i), a majority of the votes cast at a meeting shall mean that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” or “withheld” with respect to that director’s election. If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election.

a.Stockholders shall not be permitted to cumulate their votes for the election of directors.

SECTION 10. No Stockholder Actions Without a Meeting. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

SECTION 11. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

SECTION 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Treasury shares of its own stock held by the Corporation shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 13. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the Board of Directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board of Directors, Vice-Chairman of the Board of Directors, or the Chief Executive Officer may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board of Directors, Vice-Chairman of the Board of Directors or the Chief Executive Officer.

Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share,

the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

SECTION 14. Nomination Procedures. The Board of Directors, or a committee thereof appointed in accordance with Article IV hereof shall act as a nominating committee for selecting the management nominees for election as directors.

Nominations for the election of directors may also be made by any stockholder of the Corporation entitled to vote generally in the election of directors that has continuously held at least $2,000 in market value, or 1%, of the Corporation’s capital stock entitled to vote at the meeting for at least one year. Such nominations by a stockholder must be made in writing and delivered to the Secretary not later than ninety (90) days prior to the month and day one year subsequent to the date that the proxy materials regarding the last election of directors to the Board of Directors were mailed to stockholders. Each such notice of nomination by a stockholder must set forth (a) the full name, age and date of birth of each nominee proposed in the notice, (b) the business and residence addresses and telephone numbers of each such nominee, (c) the educational background and business experience of each such nominee, including a list of positions held for at least the preceding five years, and (d) a signed representation by each such nominee that the nominee will timely provide any other information reasonably requested by the Corporation for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a stockholder present in person and the nominee must be present in person at the meeting for the election of directors. Any vote cast for a person who has not been duly nominated pursuant to this Article II, Section 14, shall be void.

SECTION 15. New Business at Annual Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, proposals for new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder that has continuously held at least $2,000 in market value, or 1%, of the Corporation’s capital stock entitled to vote at the meeting for at least one year.

For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) nor more than ninety (90) days before the date of any such annual meeting of stockholders; provided, however, that if less than forty-five (45) days’ notice of the date of the meeting is given to stockholders, such notice by a stockholder must be received by the Secretary not later than the close of business on the fifteenth (15th) day following the day on which notice of the date of the meeting was mailed to stockholders or two (2) days before the date of the meeting, whichever is earlier. Each such notice given by a stockholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth (a) a brief description of the business and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Stockholder proposals that do not satisfy the requirements of this Article II, Section 15, may, but need not, be considered and discussed but not acted upon at an annual meeting.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be under the direction of its Board of Directors. In addition to other powers specifically set out in these Bylaws or that apply under the MGCL, the Board of Directors and any committees thereof shall have the power to manage and administer the affairs of the Corporation and to do and perform all lawful acts with respect to the affairs of the Corporation except those that may be specifically reserved to the stockholders under the MGCL. The Board of Directors shall annually elect a Chairman of the Board of Directors from among its members and shall designate, when present, either the Chairman of the Board of Directors, Vice-Chairman or the Chief Executive Officer to preside at its meetings.

SECTION 2. Number, Term, Vacancies and Removal.

a.The Board of Directors shall consist of ten (10) persons as of the effective date of these Bylaws. Directors need not be residents of the State of Maryland nor hold stock of the Corporation. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

a.The Board of Directors may, by a vote of a majority of the directors then in office, increase or decrease the membership of the Board of Directors within the limits set forth in the Articles of Incorporation, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

a.All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein by reference and made a part hereof with the same effect as if they were expressly set forth herein.

a.Directors may be removed in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein by reference and made a part hereof with the same effect as if they were expressly set forth herein.

SECTION 3. Regular Meetings. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw within two weeks after the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors of the Corporation, or by a majority of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such persons.

SECTION 5. Conference Telephone Meetings. Members of the Board of Directors may participate in any meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

SECTION 6. Notice of Special Meetings. Notice of any special meeting shall be given to each director at least twenty-four (24) hours previous thereto. Notice of a special meeting need not be in writing. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 7. Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken.

SECTION 8. Voting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by these Bylaws or the MGCL.

SECTION 9. Action by Written Consent. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed with the Secretary of the Corporation for inclusion in the corporate minute book.

SECTION 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the Chief Executive Officer or the Secretary. Unless otherwise specified therein or herein, such resignation shall take effect upon acceptance thereof by the Board of Directors.

SECTION 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

SECTION 12. Contracts with Interested Directors. No contract or other transaction between this Corporation and any other corporation shall be affected by the fact that any director of this Corporation is interested in, or is a director or officer of, such other corporation, and any director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of this Corporation or in which this Corporation is interested; and no contract, or other transaction, of this Corporation with any person, firm, or corporation, shall be affected by the fact that any director of this Corporation is a party to, or is interested in, such contract, act or transaction, or is in any way connected with such person, firm, or corporation, and every person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or herself or any firm, association, or corporation in which he or she may be in any way interested.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. The Board of Directors may delegate to an executive committee the power to exercise all the authority of the Board of Directors in the management of the affairs and property of the Corporation, except such authority as may be specifically reserved to the full Board of Directors by the MGCL. To the extent permitted, such committees may consist of one or more directors of the Corporation or the Corporation’s wholly-owned bank subsidiary. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum exists, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the disqualified or absent member.

The Board of Directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. Any member of any committee of the Board of Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.

ARTICLE V

OFFICERS

SECTION 1. Positions. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors shall from time to time deem necessary for the conduct of the business of the Corporation. Any two or more offices may be held by the same person. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine by resolution. In the absence of action by the Board of Directors, the officers shall have such powers and duties as are generally incident to their respective offices.

SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 4 of this Article V.

SECTION 3. Resignation. Any officer may resign at any time by giving written notice to the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon its acceptance by the Board of Directors.

SECTION 4. Removal. Any officer may be removed by vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE VI

SHARES AND THEIR TRANSFER

SECTION 1. Uncertificated Shares; Certificates for Shares. The Board of Directors may authorize the issuance of uncertificated shares by the Corporation, and may prescribe procedures for the issuance and registration of transfer thereof, and with respect such other matters relating to uncertificated shares as the Board of Directors may deem appropriate. No such authorization shall affect previously issued and outstanding shares represented by certificates until such certificates shall have been surrendered to the Corporation. At the time of the issuance or transfer of any uncertificated shares, the Corporation shall issue or cause to be issued to the holder of such shares a written statement of the information set forth in Section 2 of this Article VI of these Bylaws, and such other information as may be required to be included on stock certificates under Maryland law. Notwithstanding the adoption of any resolution providing for uncertificated shares, each registered holder of stock represented by uncertificated shares shall be entitled, upon request to the custodian of the stock transfer books of the Company, or other person designated as the custodian of the records of uncertificated shares, to have physical certificates representing such shares registered in such holder’s name.

Certificates representing shares of the Corporation shall be signed by the Chairman of the Board of Directors or by the Vice Chairman, the Chief Executive Officer, the President or a Vice President and by the Treasurer or an assistant treasurer or by the Secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if such certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

SECTION 2. Form of Certificates. All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Maryland; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the Board of Directors.

SECTION 3. Payment for Shares. No certificate representing shares of the Corporation or evidence of uncertificated shares of the Corporation shall be issued for any shares until such share is fully paid.

SECTION 4. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his, her or its legal representative, who shall furnish proper evidence of such authority, or by his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Transfer of shares represented by certificates shall be made only on surrender for cancellation of the certificate for such shares. Transfer of uncertificated shares shall be made only upon the receipt of proper transfer instructions from the registered owner thereof. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 5. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

SECTION 6. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his, her or its legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

SECTION 7. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

FISCAL YEAR; ANNUAL AUDIT

The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

ARTICLE VIII

DIVIDENDS

Subject to applicable law, the Board of Directors may, at any regular or special meeting, declare dividends on the Corporation’s outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation’s own stock.

ARTICLE IX

CORPORATE SEAL

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the custody of the Secretary of the Corporation, and may provide for one or more duplicates thereof to be kept in the custody of such other officer(s) of the Corporation as the Board may prescribe.

ARTICLE X

BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its stockholders and Board of Directors; and it shall keep at its principal office, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

ARTICLE XI

PERSONAL LIABILITY OF DIRECTORS; INDEMNIFICATION

a.A director of the Corporation shall not be personally liable for monetary damages for action taken, or any failure to take action, as a director, to the extent set forth in the Corporation’s Articles of Incorporation, which provisions are incorporated herein by reference and made a part hereof with the same effect as if they were expressly set forth herein.

a.The Corporation shall indemnify any person who is a director, officer, employee or agent of the Corporation to the extent set forth in the Corporation’s Articles of Incorporation, which provisions are incorporated herein by reference and made a part hereof with the same effect as if they were expressly set forth herein.

ARTICLE XII

AMENDMENTS

These Bylaws may be altered, amended or repealed only in the manner set forth in the Corporation’s Articles of Incorporation, which provisions are incorporated herein by reference and made in part hereof with the same effect as if they were expressly set forth herein.

ARTICLE XIII

None of the shares of capital stock of the Corporation acquired or owned by any of the Corporation’s existing or future stockholders shall be subject to the provisions of the Maryland Control Share Acquisition Act (Sections 3-701 to 3-710 of the MGCL).